    As filed with the Securities and Exchange Commission on October 18, 2000
                                                  Registration No. 333-47896

                       SECURITIES AND EXCHANGE COMMISSION

                                    Form S-8
                         Post-Effective Amendment No. 1

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                            MRV COMMUNICATIONS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

            Delaware                               3577/3674                         06-1340090
(State or Other Jurisdiction of          (Primary Standard Industrial             (I.R.S. Employer
 Incorporation or Organization)           Classification Code Number)            Identification No.)

                          8943 Fullbright Avenue
                          Chatsworth, California 91311
                          (818) 773-9044
                          (818) 773-0906 (Fax)
                    (Address of Principal Executive Offices)

                1997 INCENTIVE AND NONSTATUTORY STOCK OPTION PLAN
                            (Full Title of the Plan)

                          NOAM LOTAN
                          President and Chief Executive Officer
                          8943 Fullbright Avenue
                          Chatsworth, California 91311
                          (818) 773-9044
                          (818) 773-0906 (Fax)
(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:
                          Mark A. Klein, Esq.
                          Kirkpatrick & Lockhart LLP
                          9100 Wilshire Boulevard, 8-East
                          Beverly Hills, California 90212
                          (310) 273-1870
                          Telecopy: (310) 274-8357

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------
                                                                Proposed          Proposed
                                                                 Maximum          Maximum
                                                                Offering         Aggregate         Amount of
 Title of Securities to be Registered      Amount to be         Price per         Offering        Registration
                                            Registered          Share(1)          Price(1)            Fee
-----------------------------------------------------------------------------------------------------------------
Common Stock, no par value                   1,200,000          $52,308,000        $43.59         $13,809.31(2)
-----------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(h)(1).

(2)   The registration fee of $13,809.31 was paid on October 13, 2000.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      The documents containing information specified in this Part I are being separately provided to the Registrant's employees, officers, directors and consultants as specified by Rule 428(b)(1).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

      The documents listed in paragraphs (a) through (c) below are hereby incorporated by reference in this Registration Statement. All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereto from the date of filing of such documents.

      (a) Registrant's Annual Report on Form 10-K for the year ended December 31, 1999 filed with the SEC on March 31, 2000 as amended by its Form 10-K/A filed with the SEC on July 19, 2000;

      (b) Registrant's Quarterly Report for the quarter ended March 31, 2000 filed with the SEC on May 15, 2000, as amended by its Form 10-Q/A filed with SEC on July 19, 2000 and Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000 filed with the SEC on August 14, 2000 on Form 10-Q for the quarter ended June 30,2000 filed with the SEC on August 14, 2000;

      (c) Registrant's Current Reports on Form 8-K filed with the SEC on May 3, 2000, May 9, 2000 (as amended by its Form 8-K/A filed with the SEC on July 7, 2000), July 27, 2000 (as amended by its Form 8-K/A filed with the SEC on September 22, 2000 and by its Form 8-K/A filed with the SEC on October 5, 2000) and August 4, 2000.;

      (d) The description of the Common Stock contained in Registrant's Registration Statement on Form 8-A filed with the Commission on June 8, 1992, as amended by its Form 8-A/A filed with the Commission on February 24, 1994, including any amendment or report filed for the purpose of updating such description.

ITEM 4. DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 145 of the Delaware General Corporation Law allows for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Act"). Article 8 of the Registrant's Certificate of Incorporation and Article IX of the Registrant's Bylaws provide for indemnification of the Registrant's directors, officers, employees, and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law. The Registrant has also entered into agreements with its directors and executive officers that will require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors to the fullest extent not prohibited by law.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8. EXHIBITS.

    Exhibit
    Numbers
      4.1*   1997 Incentive and Nonstatutory Stock Option Plan, as amended
             (incorporated by reference to Exhibit A to the Company's Definitive
             Proxy Statement filed with the SEC on November 2, 1999).

      4.2*   Form of Stock Option Agreement under the 1997 Incentive and
             Nonstatutory Stock Option Plan (incorporated by reference to Exhibit
             4.2 to the Company's Registration Statement on Form S-8 filed with the SEC on September 24, 1999 (file no. 333-87735).

      5* Opinion of Kirkpatrick & Lockhart LLP as to the validity of the securities being registered

     23.1*   Consent of Arthur Andersen LLP, Los Angeles.

     23.2    Consent of Arthur Andersen LLP, San Diego.

     23.3*   Consent of T N Soong & Co.

     23.4*   Consent of Kirkpatrick & Lockhart LLP (contained in Exhibit 5).

------------
* Previously filed.

ITEM 9. UNDERTAKINGS.

      The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification by the Registrant for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in
Item 6 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chatsworth, State of California, on this 17th day of October, 2000.

                                          MRV COMMUNICATIONS, INC.


                                          By: /s/ NOAM LOTAN
                                             ---------------------------------
                                             Noam Lotan, President and
                                             Chief Executive Officer



          SIGNATURE                              TITLE                        DATE
          ---------                              -----                        ----
/s/ NOAM LOTAN                    President and Chief Executive Officer   October 17, 2000
-----------------------------     and a Director (Principal Executive
Noam Lotan                        Officer)

        *                         Chairman of the Board, Chief            October 17, 2000
-----------------------------     Technical Officer, Secretary, and a
Shlomo Margalit                   Director

        *                         Vice President of Finance and           October 17, 2000
-----------------------------     Administration, Chief Financial
Edmund Glazer                     Officer (Principal Financial and
                                  Accounting Officer)

        *                         Director                                October 17, 2000
-----------------------------
Igal Shidlovsky

        *                         Director                                October 17, 2000
-----------------------------
Guenter Jaensch

        *                         Director                                October 17, 2000
-----------------------------
Daniel Tsui

        *                         Director                                October 17, 2000
-----------------------------
Baruch Fisher



-------------
*By /s/ NOAM LOTAN
    -------------------------
       Noam Lotan                 Attorney-in-Fact
